Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Crawford United Corporation (the “Company”) of our report dated March 16, 2021, relating to the consolidated financial statements and financial statement schedules of the Company, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and further consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Meaden & Moore, Ltd.

Meaden & Moore, Ltd.

Cleveland, Ohio

August 18, 2021